As of 9/20/94


                             COMPOSITE COPY OF
                     BYLAWS, AS AMENDED, OF
                       SALANT CORPORATION
                    (A Delaware Corporation)

                            ARTICLE I

                             OFFICES

     SECTION 1. Registered Office. The registered office of Salant Corporation (hereinafter referred to as the "Corporation") within the State of Delaware is The Prentice-Hall Corporation System, Inc., 229 South State Street, Dover, Delaware 19901, County of Kent, and the name of its registered agent at that address is The Prentice-Hall Corporation System, Inc.

     SECTION 2. Other Offices. The Corporation may also have offices at such other places, either within or without the State of Delaware, as the Board of Directors may from time to time designate or the business of the Corporation may require.

                           ARTICLE II

                    MEETINGS OF STOCKHOLDERS

     SECTION 1. Place of Meetings. All meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware, as shall be stated in the notice of meeting or in a duly executed waiver thereof.

     SECTION 2. Annual Meeting. The annual meeting of stockholders shall be held on the second Tuesday in May of each year beginning in 1990, if not a legal holiday, and if a legal holiday, then on the next succeeding day not a legal holiday, at 11 A.M., or at such other date and time as shall be designated from time to time by the Board of Directors and stated in the notice of meeting or in a duly executed waiver thereof. At such annual meeting, the stockholders shall elect a Board of Directors and transact such other business as may be properly brought before the meeting.

     SECTION 3. Special Meetings. Special meetings of stockholders may only be called as provided in Article SEVENTH of the Certificate of Incorporation.

     SECTION 4. Notice of Meetings. Except as otherwise expressly required by statute, written notice of each annual and special meeting of stockholders, stating the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each stockholder of record entitled to vote thereat not less than ten nor more than sixty days before the date of the meeting. Notice shall be given personally or by mail and, if by mail, shall be sent in a postage prepaid envelope, addressed to the stockholder at his address as it appears on the records of the Corporation. Notice by mail shall be deemed given at the time when the same shall be deposited in the United States mail, postage prepaid. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when such person attends the meeting in person or by proxy for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, or who, either before or after the meeting, shall submit a signed written waiver of notice, in person or by proxy. Neither the business to be transacted at, nor the purpose of, an annual or special meeting of stockholders need be specified in any written waiver of notice.

     SECTION 5. Stockholders List. The officer who has charge of the stock transfer books of the Corporation shall prepare and make, at the time and in the manner required by applicable law, a list of stockholders entitled to vote and shall make such list available for such purposes, at such places, at such times and to such persons as required by applicable law. The stock transfer books shall be the only evidence as to the identity of the stockholders entitled to examine the stock transfer books or to vote in person or by proxy at any meeting of stockholders.

     SECTION 6. Quorum, Adjournments. The holders of a majority of the voting power of the issued and outstanding stock of the Corporation entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business at any meeting of stockholders, except as otherwise provided by statute or by the Certificate of Incorporation. The stockholders present and entitled to vote at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders entitled to vote to leave less than a quorum then present and represented provided that the action taken (other than an adjournment) is approved by at least a majority of the holders of stock required to constitute a quorum. Any stockholders' meeting, annual or special, whether or not a quorum is present or represented, may be adjourned from time to time by the vote of the holders of a majority of the stock entitled to vote thereat, the holders of which are either present in person or represented by proxy, or the chairman of the meeting, but in the absence of a quorum no other business may be transacted at such meeting. At any adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified, except for such business as was duly transacted at any earlier meeting. If the adjournment is for more than thirty days, or if after adjournment a new record date is set, a notice of the adjourned meeting shall be given as in the case of an original meeting to each stockholder of record entitled to vote at the meeting.

     SECTION 7. Organization. At each meeting of stockholders, the President or, in his absence or inability to act, such other person as the Board of Directors may have designated shall call to order and act as chairman of the meeting. The Secretary or, in his absence or inability to act, the person whom the chairman of the meeting shall appoint secretary of the meeting shall act as secretary of the meeting and keep the minutes thereof.

     SECTION 8. Order of Business. The order of business and the procedure at all meetings of the stockholders shall be as determined by the chairman of the meeting, unless otherwise prescribed by law or regulation.

     SECTION 9. Voting. Except as otherwise provided by statute or the Certificate of Incorporation, each stockholder of the Corporation shall be entitled at each meeting of stockholders to one vote for each share of capital stock of the Corporation standing in his name on the record of stockholders of the Corporation.

          (a) on the date fixed pursuant to the provisions of
     SECTION 7 of Article V of these Bylaws as the record date for the determination of the stockholders who shall be entitled to notice of and to vote at such meeting; or

          (b) if no such record date shall have been so fixed, then at the close of business on the day next preceding the day on which notice thereof shall be given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

Each stockholder entitled to vote at any meeting of stockholders may authorize another person or persons to act for him by a proxy signed by such stockholder or his attorney-in-fact, but no proxy shall be voted after three years from its date, unless the proxy provides for a longer period. Any such proxy shall be delivered to the secretary of the meeting at or prior to the time designated in the order of business for so delivering such proxies. When a quorum is present at any meeting, the vote of the holders of a majority of the voting power of the issued and outstanding stock of the Corporation entitled to vote thereon, present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which, by express provision of statute or of the Certificate of Incorporation or of these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question. On a vote by ballot, each ballot shall be signed by the stockholder voting, or by his proxy, if represented by proxy, and shall state the number of shares voted.

     SECTION 10. Inspectors. The Board of Directors may, in advance of any meeting of stockholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If any of the inspectors so appointed shall fail to appear or act, the chairman of the meeting shall, or, if inspectors shall not have been appointed, the chairman of the meeting may, appoint one or more inspectors. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of shares of capital stock of the Corporation outstanding and the voting power thereof, the number of shares represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies, and shall receive votes or ballots, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes or ballots, determine the results and perform such acts as are proper to conduct the election or vote with fairness to all stockholders. If more than one inspector has been appointed, the decision, act or certificate of a majority of the inspectors is effective in all respects as the decision, act or certificate of all of the inspectors. On request of the chairman of the meeting, the inspector shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as an inspector of an election of directors. Inspectors need not be stockholders.

     SECTION 11. Action by Consent. The stockholders of the
Corporation shall not be entitled to take action by written consent in lieu of taking such action at an annual or special meeting of stockholders.

                           ARTICLE III

                       BOARD OF DIRECTORS

     SECTION 1. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The Board of Directors may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by statute or the Certificate of Incorporation directed or required to be exercised or done by the Continuing Directors (as defined in Article NINTH of the Certificate of Incorporation) or the stockholders.

    SECTION 2. Number, Qualifications, Election and Term of Office. The number of directors may be fixed, from time to time, as provided in Article FIFTH of the Certificate of Incorporation. Nominations of candidates for election as directors shall be made pursuant to the procedures set forth in Article FIFTH of the Certificate of Incorporation. The election of directors, the division of directors into separate classes and the terms of directors shall be as provided in Article FIFTH of the Certificate of Incorporation.

     SECTION 3. Place of Meetings. Meetings of the Board of
Directors shall be held at such place or places, within or without the State of Delaware, as the Board of Directors may from time to time determine or as shall be specified in the notice of any such meeting.

     SECTION 4. Annual Meeting. The Board of Directors shall meet for the purpose of organization, the election of officers and the transaction of other business, as soon as practicable after each annual meeting of stockholders, on the same day and at the same place where such annual meeting shall be held. Notice of such meeting need not be given. In the event such annual meeting is not so held, the annual meeting of the Board of Directors may be held at such other time or place, within or without the State of Delaware, as shall be specified in a notice thereof given as provided in Section 7 of this Article III.

    SECTION 5. Regular Meetings. Regular meetings of the Board of Directors shall be held at such time and place as the Board of Directors may fix. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held at the same hour on the next succeeding business day. Notice of regular meetings of the Board of Directors need not be given.

    SECTION 6. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board or the President and shall be called by the Secretary on the written request of a majority of the members of the Board of Directors.

    SECTION 7. Notice of Meetings. Notice of each special meeting of the Board of Directors shall be given by the Secretary as hereinafter provided in this Section 7, in which notice shall be stated the time and place of the meeting. Except as otherwise required by these Bylaws, such notice need not state the purpose or purposes of such meeting. Notice of each such meeting shall be mailed, postage prepaid, to each director, addressed to him at his residence or usual place of business, by first class mail, at least four days before the time of the meeting, or shall be sent addressed to him at such place by telegraph, cable, telex, telecopier or other similar means, or be delivered to him personally or be given to him by telephone or other similar means, at least twelve hours before the time of the meeting. Notice of any such meeting need not be given to any director who shall, either before or after the meeting, submit a signed waiver of notice or who shall attend such meeting, except when he shall attend for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

     SECTION 8. Quorum and Manner of Acting. At all meetings of the Board of Directors, a majority of the total number of directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and, except as otherwise expressly required by statute or the Certificate of Incorporation or these Bylaws, the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum at any meeting of the Board of Directors, a majority of the directors present thereat may adjourn such meeting to another time and place. Notice of the time and place of any such adjourned meeting shall be given to all of the directors unless such time and place were announced at the meeting at which the adjournment was taken, in which case such notice shall only be given to the directors who were not present thereat. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called. The directors shall act only as a Board and the individual directors shall have no power as such.

     SECTION 9. Resignations. Any director of the Corporation may resign at any time by giving written notice of his resignation to the Corporation. Any such registration shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its tender. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     SECTION 10. Newly Created Directorships and Vacancies. Any vacancy on the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office, an increase in the number of authorized directors or any other cause shall be filled as provided in Article FIFTH of the Certificate of Incorporation.

     SECTION 11. Removal of Directors. A director may be removed only as provided in Article FIFTH of the Certificate of Incorporation.

     SECTION 12. Compensation. Each director shall receive such fees and other compensation, along with reimbursement of expenses incurred on behalf of the Corporation or in connection with attendance at meetings, as the Board of Directors may from time to time determine. No such payment of fees or other compensation shall preclude any director from serving the Corporation in any other capacity and receiving fees or other compensation for such services.

     SECTION 13. Committees. Unless restricted by the Certificate of Incorporation, the Board of Directors may, by resolution passed by a majority of the entire Board of Directors, designate one or more committees, including an executive committee (as more fully described in Section 14 of this Article III), each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, a member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Except to the extent restricted by statute or the Certificate of Incorporation, each such committee, to the extent provided in the resolution creating it, shall have and may exercise all of the powers and authority of the Board of Directors, including, if such resolution so provides, the power to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger pursuant to Section 253 of Title 8 of the Delaware Code, and may authorize the seal of the Corporation to be affixed to all papers which require it. Each such committee shall serve at the pleasure of the Board of Directors and have such name as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors. Members of either standing or special committees shall receive such fees and other compensation, along with reimbursement of expenses incurred on behalf of the Corporation or in connection with attendance at meetings, as the Board of Directors may from time to time determine. No such payment of fees or compensation shall preclude any member of a committee from serving the Corporation in any other capacity and receiving fees or other compensation for such services.

     SECTION 14. Executive Committee. The Board of Directors may designate an Executive Committee to consist of not less than three nor more than seven members, one of whom shall be designated as the Chairman of the Executive Committee, and two of whom shall be the Chairman of the Board and the President.
During the intervals between meetings of the Board of Directors, the Executive Committee shall possess and exercise, to the fullest extent permitted by law, all of the powers of the Board of Directors in the management and direction of the operations of the Corporation and of all its business and affairs in such manner as the Executive Committee shall deem for the best interest of the Corporation, except as to any matters as to which specific directions shall have been given, or specific action shall have been taken, by the Board of Directors. At all meetings of the Executive Committee, a majority of its members shall be necessary and sufficient to constitute a quorum for the transaction of business; provided, however, that any action required or permitted to be taken by the Executive Committee may be taken without a meeting if all of its members consent thereto in writing.
     SECTION 15. Action by Consent. Any action required or permitted to be taken by the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board of Directors or such committee, as the case may be.

     SECTION 16. Telephonic Meeting. Any one or more members of the Board of Directors or any committee of the Board of Directors may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation by such means shall constitute presence in person at a meeting.

     SECTION 17. Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors at which action is taken shall be presumed to have assented to the action taken unless his dissent or abstention therefrom shall be entered in the minutes of the meeting or unless he shall file a written dissent from such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation within five days after the date a copy of the minutes of the meeting is received. Such right to dissent shall not apply to a director who voted in favor of such action.

                        ARTICLE IV

                         OFFICERS

    SECTION 1. Number and Qualifications. The officers of the Corporation shall be elected annually by the Board of Directors at the first meeting of the Board held after each annual meeting of stockholders, or as soon thereafter as possible. The Board of Directors shall elect from among its number a Chairman of the Board and a President. The Board of Directors shall also elect one or more Vice Presidents, a General Counsel, a Secretary and a Treasurer, who need not be directors. If the Board of Directors wishes, it may also elect such other officers (including one or more Assistant Treasurers and one or more Assistant Secretaries) as may be necessary or desirable for the business of the Corporation. Any two or more offices may be held by the same person, except the offices of President and Secretary. Each officer shall hold office until his successor shall have been duly elected and qualified, or until his death, resignation or removal, as hereinafter provided. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, shall be filled only by a majority vote of the Board of Directors for the unexpired portion of the term.

     SECTION 2. Resignations. Any officer of the Corporation may resign at any time by giving written notice of his resignation to the Corporation. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its tender. Unless otherwise specified therein, the acceptance of any such registration shall not be necessary to make it effective.

    SECTION 3. Removal. Any officer of the Corporation may be removed, either with or without cause, at any time, by the Board of Directors at any meeting thereof, but such removal, other than for cause (as defined in any contract between the officer and the Corporation), shall be without prejudice to the contract rights, if any, of the person so removed.

     SECTION 4. Chairman of the Board. The Chairman of the Board shall be a member of the Board of Directors, an officer of the Corporation and, if present, shall preside at each meeting of the Board of Directors. He shall advise and counsel with the President, and, in the event of the President's absence or incapacity, with other executives of the Corporation, and shall perform all duties incident to the office of Chairman of the Board of Directors and such other duties as may from time to time be assigned to him by the Board of Directors.

    SECTION 5. The President. The President shall be the chief executive officer of the Corporation. He shall, if present, preside at each meeting of stockholders and, in the event of the absence or incapacity of the Chairman of the Board, preside at each meeting of the Board of Directors. He shall perform all duties incident to the office of President and chief executive officer and such other duties as may from time to time be assigned to him by the Board of Directors.

    SECTION 6. Vice President. Each Vice President shall perform all duties incident to his office and such other duties as from time to time may be assigned to him by the Board of Directors or the President.

    SECTION 7. General Counsel. The General Counsel shall be the principal legal officer of the Corporation. He shall have general direction of and supervision over the legal affairs of the Corporation and shall advise the Board of Directors and officers of the Corporation on all legal matters, and shall perform such other duties as may from time to time be assigned to him by the Board of Directors or the President.

    SECTION 8. Chief Financial Officer.  The Chief Financial
Officer shall:

(a) have charge and custody of, and be responsible for, all the funds and securities of the Corporation;

(b) keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation;

(c) deposit all moneys and other valuables to the credit of the Corporation in such depositories as may be designated by the Board of Directors or pursuant to its direction;

(d) receive, and give receipts for, moneys due and payable to the Corporation from any source whatsoever;

(e) disburse the funds of the Corporation and supervise the investment of its funds, taking proper vouchers therefor;

(f) render to the Board of Directors, whenever the Board of the Directors may require, an accounting of the financial condition of the Corporation; and

(g) in general, perform all other duties incident to the office of Chief Financial Officer and such other duties as from time to time may be assigned to him by the Board of Directors or the President.

    SECTION 9. Secretary. The Secretary shall

    (a) keep or cause to be kept, in one or more books provided for the purpose, the minutes of all meetings of the Board of Directors, the committees of the Board of Directors and the stockholders;

    (b) see that all notices are duly given in accordance with the provisions of these Bylaws and as required by law;

    (c) be custodian of the records and the seal of the Corporation and affix and attest the seal to all certificates for shares of the Corporation (unless the seal of the Corporation on such certificates shall be facsimile, as hereinafter provided) and affix and attest the seal to all other documents to be executed on behalf of the Corporation under its seal;

    (d) see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and

    (e) in general, perform all other duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board of Directors or the President.

    SECTION 10. Assistant Secretary. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or, if there be no such determination, then in the order of their election), shall, at the request of the President or the Secretary or in the absence of the Secretary or in the event of his inability or refusal to act, perform the duties of the Secretary (and when so acting, shall have the powers of and be subject to the restrictions placed upon the Secretary in respect of the performance of such duties) and shall perform such other duties as from time to time may be assigned by the Board of Directors or the President.

     SECTION 11. Officers' Bonds or Other Security. If required by the Board of Directors, any officer of the Corporation shall give a bond or other security for the faithful performance of his duties, in such amount and with such surety as the Board of Directors may require.

     SECTION 12. Compensation. The compensation of the officers of the Corporation for their services as such officers shall be fixed from time to time by the Board of Directors. An officer of the Corporation shall not be prevented from receiving compensation by reason of the fact that he is also a director of the Corporation.

                            ARTICLE V

              STOCK CERTIFICATES AND THEIR TRANSFER

     SECTION 1. Stock Certificates. Every holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of the Corporation by, the Chairman of the Board or the President or a Vice President and by the Chief Financial Officer or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the General Corporation Law of the State of Delaware, in lieu of the foregoing requirements, there may be set forth, on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

     SECTION 2. Facsimile Signatures. Any or all of the signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issuance.

    SECTION 3. Lost Certificates. The Board of Directors may direct that a new certificate or certificates be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed. When authorizing the issuance of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to give the Corporation a bond in such amount as it may direct sufficient to indemnify it against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

    SECTION 4. Transfers of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by properevidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its records; provided, however, that the Corporation shall be entitled to recognize and enforce any lawful restriction on transfer. Whenever any transfer of stock shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of transfer if, when the certificates are presented to the Corporation for transfer, both the transferor and the transferee request the Corporation to do so. Persons whose stock is pledged shall be entitled to vote, unless in the transfer by the pledgor on the books of the Corporation he has expressly empowered the pledgee to vote thereon, in which case only the pledgee, or his proxy, may represent and vote such stock.

    SECTION 5. Transfer Agents and Registrars. The Board of
Directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars.
    SECTION 6. Regulations. The Board of Directors may make such additional rules and regulations, not inconsistent with these Bylaws, as it may deem expedient concerning the issuance, transfer and registration of certificates for shares of stock of the Corporation.

     SECTION 7. Fixing the Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or any allotment of rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     SECTION 8. Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its records as the owner of shares of stock to receive dividends and to vote as such owner, shall be entitled to hold liable for calls and assessments a person registered on its records as the owner of shares of stock, and shall not be bound to recognize any equitable or other claim to or interest in such 6share or shares of stock on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                           ARTICLE VI

            INDEMNIFICATION OF DIRECTORS AND OFFICERS

     SECTION 1. General. The Corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     SECTION 2. Derivative Actions. The Corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, provided that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     SECTION 3. Indemnification in Certain Cases. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article VI, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     SECTION 4. Procedure. Any indemnification under Sections 1 and 2 of this Article VI (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in such Sections 1 and 2. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders.

     SECTION 5. Advances for Expenses. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall be ultimately determined that he is not entitled to be indemnified by the Corporation as authorized in this Article VI.

    SECTION 6. Rights Not Exclusive. The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

    SECTION 7. Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article VI.

    SECTION 8. Definition of Corporation. For the purposes of this Article VI, references to "the Corporation" include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director, officer, employee or agent of such a constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VI with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity.

    SECTION 9. Survival of Rights. The indemnification and advancement of expenses provided by, or granted pursuant to, this
Article VI shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.


                          ARTICLE VII

                      GENERAL PROVISIONS

    SECTION 1. Dividends. Subject to the provisions of law and the Certificate of Incorporation, dividends upon the shares of capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting. Dividends may be paid in cash, in property or in shares of stock of the Corporation, unless otherwise provided by law or the Certificate of Incorporation.

    SECTION 2. Seal. The seal of the Corporation shall be in such form as shall be approved by the Board of Directors.

    SECTION 3. Fiscal Year. The fiscal year of the Corporation shall be fixed, and once fixed, may thereafter be changed, by resolution of the Board of Directors. The Corporation shall be subject to an annual audit as of the end of its fiscal year by independent public accountants appointed by and responsible to the Board of Directors. The appointment of such accountants shall be subject to annual ratification by the stockholders.

    SECTION 4. Checks, Notes, Drafts, Etc. All checks, notes, drafts or other orders for the payment of money of the Corporation shall be signed, endorsed or accepted in the name of the Corporation by such officer, officers, person or persons as from time to time may be designated by the Board of Directors or by an officer or officers authorized by the Board of Directors to make such designation.

    SECTION 5. Execution of Contracts, Deeds, Etc. The Board of Directors may authorize any officer or officers, agent or agents, in the name and on behalf of the Corporation to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.

    SECTION 6. Voting of Stock in Other Corporations. Unless otherwise provided by resolution of the Board of Directors, the President or, in the event of his absence, the Chairman of the Board, from time to time, may (or may appoint one or more attorneys or agents to) cast the votes which the Corporation may be entitled to cast as a stockholder or otherwise in any other corporation, any of whose shares or securities may be held by the Corporation, at meetings of the holders of the shares or other securities of such other corporation. In the event one or more attorneys or agents are appointed, the President or the Chairman of the Board may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent. The President or the Chairman of the Board may, or may instruct the attorneys or agents appointed to, execute or cause to be executed in the name and on behalf of the Corporation and under its seal or otherwise, such written proxies, consents, waivers or other instruments as may be necessary or proper in the circumstances.

                          ARTICLE VIII

                           AMENDMENTS

     These Bylaws may be amended or repealed or new bylaws adopted as provided in Article ELEVENTH of the Certificate of Incorporation.























































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